Exhibit 99.1

P R E S S    R E L E A S E

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Locke

Chief Financial Officer

Rewards Network Inc.

(312) 521-6741

Rewards Network Inc. Reports 16% Increase in Sales and Continued Growth in Operating Profitability

Chicago, IL July 23, 2008 — Rewards Network Inc. (NASDAQ: DINE), a leading provider of marketing services and frequent dining programs to the restaurant industry, today reported its financial results for the second quarter ended June 30, 2008.

Rewards Network reported total sales of $65.7 million for the second quarter ended June 30, 2008, an increase of 15.7% as compared to the second quarter of the prior year. Rewards Network ended the second quarter of 2008 with 9,769 merchants, a 12.6% increase over the prior year. Diluted earnings per share for the second quarter of 2008 totaled $0.07 as compared to diluted earnings per share of $0.24 for the second quarter of the prior year. The second quarter of the prior year was favorably impacted by a pre-tax credit of $11.6 million ($0.26 per diluted share) that reversed a portion of the reserve related to the settlement of the Bistro Executive class action litigation. Excluding this credit, quarterly earnings per share were $0.09 higher than the prior year.

“We are encouraged by our sales and profitability results for the first half of 2008, especially in a challenging economic environment,” said Ron Blake, CEO of Rewards Network. “Our positive performance is the result of the actions we have taken to manage the risk profile of our dining credits portfolio in a disciplined way, to build an effective sales force, and to improve online member engagement through our internet marketing initiatives. We have improved sales and profitability in the quarter while managing to reduce operating expenses, taking advantage of the operating leverage in the business.”

The following table presents financial highlights of the Company’s operations for the second quarter and year to date periods ended June 30, 2008 and 2007 (in millions, except per share amounts and merchant count).

	2Q’08	2Q’07	YTD’08	YTD’07
Sales	$65.7	$56.8	$124.8	$109.7
Net revenues	$19.9	$16.2	$38.7	$30.9
Operating expenses*	$16.6	$5.6	$33.6	$23.5
Net income*	$1.9	$7.1	$3.1	$5.1
Diluted earnings per share*	$0.07	$0.24	$0.11	$0.19

Total merchants	9,769	8,673
Dining Credits portfolio, net of reserves	$87.5	$87.2
Net Dining Credits Usage Period (Months)	7.6	9.3

*	Includes the favorable impact of a pre-tax credit of $11.6 million ($0.26 per diluted share) during 2007 that reversed a portion of the reserve related to the settlement of the Bistro Executive class action litigation.

July 23, 2008	Page 1 of 7

Second Quarter 2008 Results

Sales for the second quarter of 2008 were 15.7% higher as compared to the second quarter of 2007 and total merchant count increased 12.6% between the two periods. “In addition to a strong increase in quarter over quarter sales, our performance marks the fifth consecutive quarter of sequential sales improvement and the fifth consecutive quarter of sequential merchant count growth,” said Chris Locke, CFO of Rewards Network.

Net revenues for the second quarter of 2008 were 22.8% higher than the second quarter of 2007. Net revenues were positively impacted by increased sales and a $2.0 million or 20.6% decrease in member benefits expense, offset by increases in the provision for losses and cost of sales. Consistent with the Company’s disciplined approach to managing the dining credits portfolio, during the second quarter the Company refined its allowance methodology for estimating losses in the portfolio to incorporate additional risk elements in the approach. The impact of this change was an additional loss provision expense of $1.5 million recognized during the second quarter.

Operating expenses for the three months ended June 30, 2008 were $11.0 million higher than the prior year. Excluding the litigation reserve adjustment in 2007, operating expenses for the second quarter of 2008 were $600 thousand lower than the second quarter of 2007. Contributing to the favorable results in operating expenses was the Company’s continued migration from print to more cost-effective internet marketing.

“Our results were favorably impacted by the improved operating leverage of the business, including a redeployment of our member benefits expense towards more cost-effective member engagement through internet and email marketing,” added Locke. “We were able to reward and incentivize our most engaged members towards internet-based communications, which served to drive our overall member benefits expense down. We expect our orientation towards online member activity to continue.”

Year to Date 2008 Results

Sales for the six months ended June 30, 2008 were 13.7% higher as compared to the six months ended June 30, 2007. Net revenues for the six months ended June 30, 2008 were 25.2% higher than the six months ended June 30, 2007. Net revenues were positively impacted by increased sales and a $4.1 million or 21.4% decrease in member benefits expense, offset by increases in the provision for losses and cost of sales.

Operating expenses for the six months ended June 30, 2008 were $10.1 million higher as compared to the prior year. Excluding the litigation reserve adjustment in 2007, operating expenses for the six months ended June 30, 2008 were $1.5 million lower than the prior year.

Cash Flows

During the first half of 2008, the Company generated $14.3 million of cash. This increase in cash is net of the funding of approximately $71.5 million of new dining credits. Although the dining credits balance as of June 30, 2008 was flat as compared with the prior year, the Company generated higher sales as a result of more merchants in its portfolio while lowering the average amount of capital at risk through reducing the net dining credits usage period year over year. Cash used in investing and financing activities for the period was approximately $4.4 million and included the following expenditures:

•	$2.0 million to purchase $2.1 million of our convertible subordinated debentures.

•	$2.4 million to purchase information technology tools and for the development of new websites.

“Year to date, the Company experienced strong cash flows, which has allowed us to not only invest in the business, but also to increase our cash reserves by $10 million,” added Locke. “Cash reserves increased as a result of our improved financial performance and conservative management of the dining credits portfolio.”

Conclusion

“We are pleased with our results for the first half of 2008,” said Blake. “We will continue our disciplined approach to managing our dining credits portfolio, our focus on maintaining an effective sales force, and on improving the operating leverage of the business.”

July 23, 2008	Page 2 of 7

Webcast Information

Management will host a conference call at 10:00 a.m. Eastern Time on Wednesday, July 23, 2008. Participants are invited to join a live webcast of the call, which may be accessed by visiting the Investor Relations section of the Rewards Network website at investor.rewardsnetwork.com. The webcast is also available at www.streetevents.com and www.earnings.com. Participants should log on at least 10 minutes prior to the webcast to register and download any necessary software. If you are unable to participate during the live webcast, a replay of the call will be archived on the Company’s website. Alternatively, a dial-in replay is available through August 22, 2008, by dialing 1-888-843-8996 or 1-630-652-3044, using the conference ID number, 22198819.

About Rewards Network

Rewards Network (NASDAQ:DINE—News), headquartered in Chicago, Illinois, operates the leading frequent dining programs in North America. Thousands of participating restaurants and other merchants benefit from the Company’s extensive email, internet and print marketing efforts; member ratings, feedback and reporting; and access to capital. In conjunction with leading airline frequent flyer programs and other affinity organizations, Rewards Network provides millions of members with incentives to dine at participating restaurants, including airline miles, college savings rewards, reward program points, and Cashback RewardsSM savings. Additional details about Rewards Network can be found at www.rewardsnetwork.com or by calling 1-877-491-3463.

Safe Harbor Statement

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) our inability to attract and retain merchants, (ii) our inability to obtain sufficient cash and refinance the repurchase of our convertible subordinated debentures, (iii) our dependence upon our relationships with payment card issuers, transaction processors, presenters and aggregators, (iv) changes to payment card association rules and practices, (v) economic changes, (vi) our susceptibility to restaurant credit risk and the risk that our allowance for losses related to restaurant credit risk in connection with dining credits may prove inadequate, (vii) our dependence on our relationships with airlines and other reward program partners for a significant number of members, (viii) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (ix) our inability to attract and retain active members, (x) changes in our programs that affect the rate of rewards, (xi) our inability to maintain an adequately-staffed sales force, (xii) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (xiii) our minimum purchase obligations and performance requirements, (xiv) network interruptions, processing interruptions or processing errors, (xv) susceptibility to a changing regulatory environment, (xvi) increased operating costs or loss of members due to privacy concerns of our program partners, payment card processors and the public, (xvii) the failure of our security measures, (xviii) the loss of key personnel, (xix) increasing competition, and (xx) a shift toward Marketing Services Program that may cause revenues to decline. A more detailed description of the factors that, among others, should be considered in evaluating our outlook can be found in the company’s annual report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise, except as required by law.

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July 23, 2008	Page 3 of 7

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Three Months Ended June 30,				Six Months Ended June 30,
	2008	%	2007	%	2008	%	2007	%
Sales	$65,723	100.00%	$56,822	100.00%	$124,786	100.00%	$109,738	100.00%
Cost of sales	34,876	53.07%	28,351	49.89%	65,495	52.49%	54,787	49.93%
Provision for losses	3,259	4.96%	2,574	4.53%	5,484	4.39%	4,849	4.42%
Member benefits	7,718	11.74%	9,717	17.10%	15,068	12.08%	19,165	17.46%

Net revenues	$19,870	30.23%	$16,180	28.47%	$38,739	31.04%	$30,937	28.19%
Membership fees and other income	318	0.48%	445	0.78%	669	0.54%	919	0.84%

Total operating revenues	$20,188	30.72%	$16,625	29.26%	$39,408	31.58%	$31,856	29.03%

Operating expenses:
Salaries and benefits	$5,620	8.55%	$4,788	8.43%	$10,864	8.71%	$10,276	9.36%
Sales commission and expenses	4,606	7.01%	5,308	9.34%	9,863	7.90%	10,469	9.54%
Professional fees	892	1.36%	478	0.84%	1,513	1.21%	1,348	1.23%
Member and merchant marketing	1,090	1.66%	2,086	3.67%	2,025	1.62%	3,673	3.35%
General and administrative	4,415	6.72%	4,593	8.08%	9,324	7.47%	9,410	8.57%
Litigation and related expenses	0	0.00%	(11,631)	-20.47%	0	0.00%	(11,631)	-10.60%

Total operating expenses	$16,623	25.29%	$5,622	9.89%	$33,589	26.92%	$23,545	21.46%

Operating income	3,565	5.42%	11,003	19.36%	5,819	4.66%	8,311	7.57%
Other expenses, net	430	0.65%	48	0.08%	630	0.50%	95	0.09%

Income before income tax provision	$3,135	4.77%	$10,955	19.28%	$5,189	4.16%	$8,216	7.49%
Income tax provision	1,226	1.87%	3,828	6.74%	2,122	1.70%	3,078	2.80%

Net income	$1,909	2.90%	$7,127	12.54%	$3,067	2.46%	$5,138	4.68%

Net income available for common stockholders	$1,909	2.90%	$7,579	13.34%	$3,067	2.46%	$5,138	4.68%

Net earnings per share
Basic	$0.07		$0.26		$0.11		$0.19
Diluted	$0.07		$0.24		$0.11		$0.19
Weighted average number of common and common equivalent shares
Basic	27,164		27,018		27,136		26,934
Diluted	27,312		30,992		27,394		27,064

July 23, 2008	Page 4 of 7

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Three months ended June 30, 2008			Three months ended June 30, 2007
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions	1,724	785	2,509	1,430	740	2,170
Average transaction amount	$45.27	$46.75	$45.73	$48.16	$48.84	$48.39

Qualified transaction amounts	$78,039	$36,702	$114,741	$68,872	$36,138	$105,010
Sales yield	76.5%	16.3%	57.3%	73.44%	17.27%	54.11%
Sales	$59,723	$6,000	$65,723	$50,580	$6,242	$56,822

Cost of dining credits	$34,528	$0	$34,528	$28,077	$0	$28,077
Processing fees	207	141	348	193	81	274

Total cost of sales	$34,735	$141	$34,876	$28,270	$81	$28,351

Provision for losses	$3,259	$0	$3,259	$2,574	$0	$2,574

Member benefits	$5,527	$2,191	$7,718	$6,589	$3,128	$9,717

Net revenues	$16,202	$3,668	$19,870	$13,147	$3,033	$16,180

	Six months ended June 30, 2008			Six months ended June 30, 2007
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions	3,245	1,561	4,806	2,831	1,424	4,255
Average transaction amount	$46.08	$46.21	$46.12	$47.70	$48.80	$48.07

Qualified transaction amounts	$149,526	$72,133	$221,659	$135,047	$69,493	$204,540
Sales yield	75.5%	16.4%	56.3%	72.36%	17.30%	53.65%
Sales	$112,958	$11,828	$124,786	$97,714	$12,024	$109,738

Cost of dining credits	$64,866	$0	$64,866	$54,266	$0	$54,266
Processing fees	406	223	629	361	160	521

Total cost of sales	$65,272	$223	$65,495	$54,627	$160	$54,787

Provision for losses	$5,484	$0	$5,484	$4,849	$0	$4,849

Member benefits	$10,719	$4,349	$15,068	$12,947	$6,218	$19,165

Net revenues	$31,483	$7,256	$38,739	$25,291	$5,646	$30,937

July 23, 2008	Page 5 of 7

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

Definitions:

Qualified transaction amounts:	Represents the total dollar value of all member dining transactions at participating merchants when a benefit is offered. Qualified transaction amounts are divided by the number of qualified transactions to arrive at the average transaction amount.

Sales yield:	Represents the percentage of qualified transaction amounts that Rewards Network reports as revenue. The percentage is based on each agreement between the merchant and Rewards Network.

Cost of dining credits:	Represents the amount of dining credits, at cost, redeemed by members when transacting at participating merchants when a benefit is offered. Under the Company’s Marketing Services Program, no dining credits are purchased by Rewards Network.

Provision for losses:	Represents the current period expense necessary to maintain an appropriate reserve against the Company’s dining credits portfolio. No provision applies to the Marketing Services Program, as the Company does not purchase dining credits under that program.

Total member benefits:	Represents the dollar value of benefits paid to members in Cashback RewardsSM savings, airline miles, or other benefit currencies, for dining at participating merchants.

Selected Balance Sheet and Cash Flow Information	June 30, 2008	December 31, 2007
		(Audited)
Cash and cash equivalents	$45,460	$35,517
Dining credits	$107,815	$116,137
Allowance for doubtful dining credits accounts	$(20,268)	$(21,257)
Goodwill	$8,117	$8,117
Total assets	$175,598	$176,544

Accounts payable - dining credits	$4,217	$7,080
Litigation and related accruals (short and long-term)	$5,894	$6,110
Convertible subordinated debentures	$52,900	$55,000
Stockholders’ equity	$97,119	$92,842

	Six Months Ended June 30,
	2008	2007
Net cash provided by (used in):
Operations	$14,292	$(16,105)
Investing	$(2,412)	$(4,733)
Financing	$(1,964)	$276

July 23, 2008	Page 6 of 7

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Q2 2008	Q1 2008	Q4 2007	Q3 2007	Q2 2007
Sales Statistic Trends:
Marketing Credits Program sales	$59,723	$53,235	$52,152	$51,267	$50,580
Marketing Services Program sales	$6,000	5,828	6,037	5,913	6,242

Total sales	$65,723	$59,063	$58,189	$57,180	$56,822

Sequential Percentage Change
Marketing Credits Program sales	12.2%	2.1%	1.7%	1.4%	7.3%
Marketing Services Program sales	3.0%	-3.5%	2.1%	-5.3%	8.0%
Total sales	11.3%	1.5%	1.8%	0.6%	7.4%

Merchant Count Trends (period ended):
Marketing Credits Program merchants	6,646	6,644	6,488	6,188	5,928
Marketing Services Program merchants	3,123	2,942	3,054	3,045	2,745

Total merchants	9,769	9,586	9,542	9,233	8,673

Sequential Percentage Change
Marketing Credits Program merchants	0.0%	2.4%	4.8%	4.4%	3.9%
Marketing Services Program merchants	6.2%	-3.7%	0.3%	10.9%	4.4%
Total merchants	1.9%	0.5%	3.3%	6.5%	4.0%

Qualified Transaction Amounts Trends:
Marketing Credits Program	$78,039	$71,487	$69,046	$67,786	$68,872
Marketing Services Program	36,702	35,431	35,330	34,349	36,138

Total qualified transaction amounts	$114,741	$106,918	$104,376	$102,135	$105,010

Sequential Percentage Change
Marketing Credits Program	9.2%	3.5%	1.9%	-1.6%	4.1%
Marketing Services Program	3.6%	0.3%	2.9%	-5.0%	8.3%
Total qualified transaction amounts	7.3%	2.4%	2.2%	-2.7%	5.5%

Sales Yield Trends:
Marketing Credits Program sales yield	76.5%	74.5%	75.5%	75.6%	73.4%
Marketing Services Program sales yield	16.3%	16.5%	17.1%	17.2%	17.3%
Total sales yield	57.3%	55.2%	55.8%	56.0%	54.1%

Member Activity Trends:
Member accounts active last 12 months	3,103	3,057	3,007	3,016	3,070
Number of qualified transactions during quarter	2,509	2,297	2,182	2,167	2,170

Cost of Dining Credits Trends:
Cost of dining credits	$34,528	$30,338	$29,002	$28,349	$28,077
Cost as % of Marketing Credits Program sales	57.8%	57.0%	55.6%	55.3%	55.5%

Dining Credits Portfolio and Allowance Trends:
Ending gross dining credits portfolio	$107,815	$113,831	$116,137	$112,418	$104,910
Ending net dining credits portfolio	$87,547	$94,750	$94,880	$91,692	$87,171
Net write-offs (recoveries) - gross write-offs less recoveries	$2,681	$4,743	$1,631	$(496)	$(174)
Ending allowance for dining credits losses	$20,268	$19,081	$21,257	$20,726	$17,739
Allowance as % of gross dining credits	18.8%	16.8%	18.3%	18.4%	16.9%
Estimated months to consume gross dining credits *	9.4	11.3	12.0	11.9	11.2
Estimated months to consume net dining credits *	7.6	9.4	9.8	9.7	9.3

*	Calculated as Ending Dining Credits Portfolio / (Quarterly Cost of Dining Credits / 3)

July 23, 2008	Page 7 of 7